SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 29, 2005

Date of Report (Date of earliest event reported)

Accredited Mortgage Loan REIT Trust

(Exact name of registrant as specified in its charter)

Maryland	333-119441-01	35-2231035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15090 Avenue of Science San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

858-676-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Accredited Mortgage Loan REIT Trust (“REIT’), an indirect subsidiary of Accredited Home Lenders Holding Co. (“Accredited”), today announced its intention to begin filing annual, quarterly and other reports with the Securities and Exchange Commission (“SEC”) pursuant to Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). REIT has not previously filed reports pursuant to the Exchange Act in reliance on Rule 12h-5 under the Exchange Act. All of REIT’s outstanding common shares are indirectly owned by Accredited. The only publicly traded securities of REIT currently are REIT’s outstanding 9.75% Series A Perpetual Cumulative Preferred Shares (the “Series A Preferred Shares”). Payments in respect of the Series A Preferred Shares are fully and unconditionally guaranteed by Accredited, an Exchange Act reporting company. This Current Report on Form 8-K is REIT’s initial report filed with the SEC under the Exchange Act. REIT intends to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2004 with the SEC on or prior to March 31, 2005.

This Form 8-K contains forward looking statements and information that is based upon beliefs of, and information currently available to, REIT’s management as well as estimates and assumptions made by REIT’s management. When used herein, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intention”, “plan” or the negative of these terms and similar expressions as they relate to REIT or REIT’s management identify forward looking statements. Such statements reflect the current view of REIT with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to REIT. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Mortgage Loan REIT Trust

By:	/s/ Ray W. McKewon
Name:	Ray W. McKewon
Title:	Executive Vice President

Date: March 29, 2005